January 2023

Preliminary Pricing Supplement No. 7,829
Registration Statement Nos. 333-250103; 333-250103-01
Dated January 27, 2023
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Callable Contingent Income Securities due February 4, 2025

Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the closing level of each of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index on the related observation date is at or above 71% of its respective initial level, which we refer to as the respective coupon barrier level. If the closing level of any underlying is less than the coupon barrier level for such underlying on any observation date, we will pay no coupon for the related quarterly period. In addition, beginning on May 3, 2023, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date (and, only if a contingent quarterly coupon is payable with respect to the related observation date, any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 71% of the respective initial level, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon as well as any previously unpaid contingent quarterly coupons. If, however, the final level of any underlying is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 71% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying and also the risk of not receiving any quarterly coupons during the entire 2-year term of the securities. Because payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of any underlying will result in few or no contingent quarterly coupons and/or a significant loss of your investment, as applicable, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation in any underlying. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any underlying closes below the coupon barrier level for such underlying on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:

MSCI Emerging Markets IndexSM (the “MXEF Index”), VanEck Vectors® Gold Miners ETF (the “GDX Shares”) and EURO STOXX 50® Index (the “SX5E Index”). We refer to each of the MXEF Index and the SX5E Index as an underlying index.

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	January 30, 2023
Original issue date:	February 2, 2023 (3 business days after the pricing date)
Maturity date:	February 4, 2025
Call feature:

Beginning on May 3, 2023, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, as selected by the calculation agent (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice at least 2 business days before the call date specified in the notice. No further payments will be made on the securities once they have been redeemed. In addition, if we call the securities in a quarter in which the contingent quarterly coupon is not payable, you will not receive payment of any previously unpaid contingent quarterly coupon payments.

Contingent quarterly coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of at least 15.00% (corresponding to approximately $37.50 per quarter per security, to be determined on the pricing date) on the related contingent coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the closing level of any underlying is less than its respective coupon barrier level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupons for the entire term of the securities.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date as well as any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 71% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $954.30 per security, or within $25.00 of that estimate. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$17.50	$982.50
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $17.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 40.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:

The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation date (and, only if a contingent quarterly coupon is payable with respect to the related observation date, any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid).

Redemption dates:

Beginning on May 3, 2023, quarterly. See “Observation Dates, Coupon Payment Dates and Redemption Dates” below; provided that if any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial level:

With respect to the MXEF Index: , which is the index closing value of such index on the pricing date

With respect to the GDX Shares: $ , which is its closing price on the pricing date

With respect to the SX5E Index: , which is the index closing value of such index on the pricing date

Final level:

With respect to each of the MXEF Index and the SX5E Index, the respective index closing value on the final observation date

With respect to the GDX Shares, the closing price of one GDX Share on the final observation date times the adjustment factor on the final observation date

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Performance factor:	Final level divided by the initial level
Coupon barrier level:

With respect to the MXEF Index: , which is equal to 71% of its initial level

With respect to the GDX Shares: $ , which is equal to 71% of its initial level

With respect to the SX5E Index: , which is equal to 71% of its initial level

Downside threshold level:

With respect to the MXEF Index: , which is equal to 71% of its initial level

With respect to the GDX Shares: $ , which is equal to 71% of its initial level

With respect to the SX5E Index: , which is equal to 71% of its initial level

Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below; provided that if any such day is not a business day, that contingent quarterly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to January 30, 2025 as the final observation date.

Adjustment factor:	With respect to the GDX Shares, 1.0, subject to adjustment in the event of certain events affecting the GDX Shares
CUSIP / ISIN:	61774TWM0 / US61774TWM07
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Coupon Payment Dates and Redemption Dates

Observation Dates	Coupon Payment Dates/Redemption Dates
April 28, 2023	May 3, 2023
July 31, 2023	August 3, 2023
October 30, 2023	November 2, 2023
January 30, 2024	February 2, 2024
April 30, 2024	May 3, 2024
July 30, 2024	August 2, 2024
October 30, 2024	November 4, 2024
January 30, 2025 (final observation date)	February 4, 2025 (maturity date)

January 2023  Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Investment Overview

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due February 4, 2025 Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the closing level of each of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index (which we refer to together as the “underlyings”) is at or above 71% of its respective initial level, which we refer to as the respective coupon barrier level, on the related observation date. If the closing level of any underlying is less than the coupon barrier level for such underlying on any observation date, we will pay no coupon for the related quarterly period. It is possible that the closing level of one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. Even if an underlying were to be at or above the coupon barrier level for such underlying on some quarterly observation dates, it may fluctuate below the coupon barrier level on others. In addition, even if one underlying were to be at or above the coupon barrier level for such underlying on all quarterly observation dates, you will receive a contingent quarterly coupon (as well as any previously unpaid contingent quarterly coupons) only with respect to the observation dates on which the other underlyings are also at or above their respective coupon barrier levels, if any. In addition, beginning on May 3, 2023, we will redeem the securities on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date (and, only if a contingent quarterly coupon is payable with respect to the related observation date, any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings. At maturity, if the securities have not been previously redeemed and if the final level of each underlying is greater than or equal to 71% of the respective initial level, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon as well as any previously unpaid contingent quarterly coupons. If, however, the final level of any underlying is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 71% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying and also the risk of not receiving any quarterly coupons during the entire term of the securities.

Maturity:	Approximately 2 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent quarterly coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of at least 15.00% (corresponding to approximately $37.50 per quarter per security, to be determined on the pricing date) on the related contingent coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the closing level of any underlying is less than its respective coupon barrier level on

January 2023  Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

each subsequent observation date. If the closing level of any underlying is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupons for the entire term of the securities.

Early redemption:

Beginning on May 3, 2023, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date (and, only if a contingent quarterly coupon is payable with respect to the related observation date, any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings. In accordance with the risk neutral valuation model, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each underlying is at or above its respective coupon barrier level on the observation dates, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying interest at an above-market rate. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. In addition, if we call the securities in a quarter in which the contingent quarterly coupon is not payable, you will not receive payment of any previously unpaid contingent quarterly coupon payments.

On the other hand, we will be less likely to redeem the securities when the closing level of any underlying is below its respective coupon barrier level and/or when the final level of any underlying is expected to be below the downside threshold level, such that you will receive no contingent quarterly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 71% of the stated principal amount of the securities and could be zero. No quarterly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent quarterly coupons.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

January 2023  Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $954.30, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

January 2023  Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the closing level of each underlying is at or above 71% of its initial level, which we refer to as the respective coupon barrier level, on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any underlying closes below the coupon barrier level for such underlying on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent quarterly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed based on the output of a risk neutral valuation model, the contingent quarterly coupon may be payable with respect to none of, or some but not all of, the quarterly periods, and the payment at maturity may be less than 71% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any underlying.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that the securities are redeemed prior to the maturity date on one of the quarterly redemption dates, starting on May 3, 2023. Prior to early redemption, each underlying closes at or above its coupon barrier level on some quarterly observation dates, but one or more underlyings close below the respective coupon barrier level(s) on the others. Investors receive the contingent quarterly coupon, corresponding to a return of at least 15.00% per annum (to be determined on the pricing date), for the quarterly periods for which each underlying closes at or above its respective coupon barrier level on the related observation date, but not for the quarterly periods for which one or more underlyings close below the respective coupon barrier level(s) on the related observation date. However, any unpaid contingent quarterly coupon will be paid on a later coupon payment date if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. In this scenario, on one of the quarterly redemption dates, investors receive the redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date (and, only if a contingent quarterly coupon is payable with respect to the related observation date, any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid). No further payments will be made on the securities once they have been redeemed. In addition, if we call the securities in a quarter in which the contingent quarterly coupon is not payable, you will not receive payment of any previously unpaid contingent quarterly coupon payments.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying closes at or above its respective coupon barrier level on some quarterly observation dates, but one or more underlyings close below the respective coupon barrier level(s) for such underlying(s) on the others. Investors will receive the contingent quarterly coupon for the quarterly periods for which the closing level of each underlying is at or above its respective coupon barrier level on the related observation date, but not for the quarterly periods for which one or more underlyings close below the respective coupon barrier level(s) on the related observation date. However, any unpaid contingent quarterly coupon will be paid on a later coupon payment date if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. On the final observation date, each underlying closes at or above its downside threshold level. At maturity, investors receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date and with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid.

January 2023  Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more underlyings close below the respective coupon barrier level(s) on every quarterly observation date. Since one or more underlyings close below the respective coupon barrier level(s) on every quarterly observation date, investors do not receive any contingent quarterly coupon or payment of any previously unpaid contingent quarterly coupons from the prior observation dates. On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 71% of the stated principal amount and could be zero.

January 2023  Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Underlyings Summary

MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated by MSCI Inc. (“MSCI”) and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates.

Information as of market close on January 26, 2023:

Bloomberg Ticker Symbol:	MXEF
Current Index Value:	1,052.46
52 Weeks Ago:	1,211.45
52 Week High (on 2/10/2022):	1,251.09
52 Week Low (on 10/24/2022):	842.76

For additional information about the MSCI Emerging Markets IndexSM, see the information set forth under “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement. Furthermore, for additional historical information, see “MSCI Emerging Markets IndexSM Historical Performance” below.

VanEck Vectors® Gold Miners ETF

The VanEck Vectors® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck Vectors® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck Vectors® Gold Miners ETF is accurate or complete.

Information as of market close on January 26, 2023:

Bloomberg Ticker Symbol:	GDX UP
Current Share Price:	$32.76
52 Weeks Ago:	$30.63
52 Week High (on 4/18/2022):	$40.87
52 Week Low (on 9/26/2022):	$21.86

This document relates only to the securities offered hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the

January 2023  Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, ADRs or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

EURO STOXX 50® Index

The EURO STOXX 50® Index was created by STOXX Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

Information as of market close on January 26, 2023:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	4,173.98
52 Weeks Ago:	4,164.60
52 Week High (on 2/1/2022):	4,224.45
52 Week Low (on 9/29/2022):	3,279.04

For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “EURO STOXX 50® Index Historical Performance” below.

January 2023  Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the closing level of each underlying on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial level, coupon barrier level, and downside threshold level for each underlying will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of 15.00% (corresponding to approximately $37.50 per quarter per security) on the related contingent coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level.

It is possible that one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Call Feature:

Beginning on May 3, 2023, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, as selected by the calculation agent (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice at least 2 business days before the call date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date (and, only if a contingent quarterly coupon is payable with respect to the related observation date, any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid). If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. In addition, if we call the securities in a quarter in which the contingent quarterly coupon is not payable, you will not receive payment of any previously unpaid contingent quarterly coupon payments.

Payment at Maturity (if the securities have not been redeemed early):

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date as well as any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 71% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the MXEF Index: 1,000 With respect to the GDX Shares: $40 With respect to the SX5E Index: 4,000
Hypothetical Coupon Barrier Level:

With respect to the MXEF Index: 710, which is 71% of its hypothetical initial level

With respect to the GDX Shares: $28.40, which is 71% of its hypothetical initial level

With respect to the SX5E Index: 2,840, which is 71% of its hypothetical initial level

January 2023  Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Hypothetical Downside Threshold Level:

With respect to the MXEF Index: 710, which is 71% of its hypothetical initial level

With respect to the GDX Shares: $28.40, which is 71% of its hypothetical initial level

With respect to the SX5E Index: 2,840, which is 71% of its hypothetical initial level

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the actual contingent quarterly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $37.50 is used in these examples for ease of analysis.

January 2023  Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Closing Level			Contingent Quarterly Coupon
	MXEF Index	GDX Shares	SX5E Index
Hypothetical Observation Date 1	900 (at or above coupon barrier level)	$35 (at or above coupon barrier level)	4,500 (at or above coupon barrier level)	$37.50
Hypothetical Observation Date 2	950 (at or above coupon barrier level)	$45 (at or above coupon barrier level)	2,400 (below coupon barrier level)	$0
Hypothetical Observation Date 3	650 (below coupon barrier level)	$19 (below coupon barrier level)	3,000 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	835 (at or above coupon barrier level)	$31 (at or above coupon barrier level)	3,600 (at or above coupon barrier level)	$37.50 + $37.50 $37.50 = $112.50
Hypothetical Observation Date 5	500 (below coupon barrier level)	$16 (below coupon barrier level)	2,100 (below coupon barrier level)	$0

On hypothetical observation date 1, the MXEF Index, the GDX Shares and the SX5E Index all close at or above their respective coupon barrier levels. Therefore a contingent quarterly coupon of $37.50 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one of the underlyings closes at or above its coupon barrier level but one or both of the other underlyings close below their respective coupon barrier level(s). Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes at or above its respective coupon barrier level. Therefore, investors receive the contingent quarterly coupon with respect to the fourth observation date as well as the previously unpaid contingent quarterly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying closes below its respective coupon barrier level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. You will not receive payment for any unpaid contingent quarterly coupons if the closing level of any underlying is less than its respective coupon barrier level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupons for the entire term of the securities.

January 2023  Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Level			Payment at Maturity
	MXEF Index	GDX Shares	SX5E Index
Example 1:	1,600 (at or above the downside threshold level and coupon barrier level)	$47 (at or above the downside threshold level and coupon barrier level)	4,200 (at or above the downside threshold level and coupon barrier level)

The stated principal amount + the contingent quarterly coupon with respect to the final observation date + any previously unpaid contingent quarterly coupons with respect to the prior observation dates

Example 2:	925 (at or above the downside threshold level)	$35 (at or above the downside threshold level)	1,600 (below the downside threshold level)	$1,000 x performance factor of the worst performing underlying = $1,000 x (1,600 / 4,000) = $400
Example 3:	680 (below the downside threshold level)	$16 (below the downside threshold level)	2,900 (at or above the downside threshold level)	$1,000 x performance factor of the worst performing underlying = $1,000 x ($16 / $40) = $400
Example 4:	450 (below the downside threshold level)	$12 (below the downside threshold level)	1,600 (below the downside threshold level)	$1,000 x ($12 / $40) = $300
Example 5:	300 (below the downside threshold level)	$16 (below the downside threshold level)	1,600 (below the downside threshold level)	$1,000 x (300 / 1,000) = $300

In example 1, the final levels of the MXEF Index, the GDX Shares and the SX5E Index are all at or above their downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates. Investors do not participate in the appreciation of any underlying.

In examples 2 and 3, the final level(s) of one or two underlyings are at or above their respective downside threshold levels but the final level(s) of one or both of the other underlyings are below their respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. Moreover, investors do not receive a contingent quarterly coupon with respect to the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

Similarly, in examples 4 and 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In example 4, the MXEF Index has declined 55% from its initial level to its final level, the GDX Shares have declined 70% from the respective initial level to the respective final level and the SX5E Index has declined 60% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the GDX Shares, which represent the worst performing underlying in this example. Moreover, investors do not receive a contingent quarterly coupon with respect to the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates. In example 5, the MXEF Index has declined 70% from its initial level to its final level, the GDX Shares have declined 60% from the respective initial level to the respective final level and the SX5E Index has declined 60% from its initial level to its final level. Therefore the payment at maturity equals the stated principal amount times the performance factor of the MXEF Index, which is the worst performing underlying in this example. Moreover, investors do not receive a contingent quarterly coupon with respect to the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If the securities have not been redeemed prior to maturity and the final level of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $710 per security and could be zero.

January 2023  Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final level of any underlying is less than its downside threshold level of 71% of its initial level, you will be exposed to the decline in the final level of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 71% of the stated principal amount and could be zero.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent quarterly coupon only if the closing level of each underlying is at or above 71% of its respective initial level, which we refer to as the respective coupon barrier level, on the relevant observation date. If, on the other hand, the closing level of any underlying is lower than the coupon barrier level for such underlying on the related observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent quarterly coupon is not paid on any coupon payment date because the closing level of any underlying is less than its respective coupon barrier level on the related observation date, such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon barrier level. Therefore, you will not receive payment for such unpaid contingent quarterly coupon if the closing level of any underlying is less than its respective coupon barrier level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupon for the entire term of the securities. It is possible that the closing level of one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the closing level of each underlying is greater than or equal to the coupon barrier level for such underlying on quarterly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning May 3, 2023. The term of your investment in the securities may be limited to as short as three months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each underlying on the observation dates is at or above the coupon barrier level for such underlying, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying interest at an above-market rate. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. In addition, if we call the securities in a quarter in which the contingent quarterly coupon is not payable, you will not receive payment of any previously unpaid contingent quarterly coupon payments.

On the other hand, we will be less likely to redeem the securities when the closing level of any underlying is below the respective coupon barrier level and/or when the final level for any underlying is expected to be below the respective downside threshold level, such that you will receive no contingent quarterly coupons and/or that you will suffer a significant

January 2023  Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

￭The contingent quarterly coupon, if any, is based only on the value of each underlying on the related quarterly observation date. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the closing level of each underlying on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant quarterly period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying on quarterly observation dates, if the closing level of any underlying on any observation date is below the coupon barrier level for such underlying, you will receive no coupon for the related interest period, or any previously unpaid contingent quarterly coupons, even if the level of such underlying was at or above its respective coupon barrier level on other days during that interest period, and even if the closing levels of the other underlyings were at or above the coupon barrier levels for such underlyings.

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon barrier level until the securities are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the MXEF Index, the SX5E Index and the share underlying index,

owhether the closing level of any underlying has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the MXEF Index, the SX5E Index and the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the MXEF Index, the SX5E Index and the share underlying index,

othe occurrence of certain events affecting the GDX Shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon barrier level and downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the coupon barrier level for such underlying on each observation date so that you

January 2023  Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

will receive no return on your investment, and one or all of the underlyings may close below the respective downside threshold level(s) on the final observation date so that you lose more than 29% or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “MSCI Emerging Markets IndexSM Historical Performance,” “VanEck Vectors® Gold Miners ETF Historical Performance” and “EURO STOXX 50® Index Historical Performance” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the MXEF Index, the SX5E Index or the share underlying index. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the MXEF Index, the SX5E Index or the share underlying index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute MXEF Index, the SX5E Index or the share underlying index.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other

January 2023  Page 16

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the GDX Shares, the stocks that constitute the MXEF Index, the SX5E Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could increase the initial level of any underlying, and, therefore, could increase (i) the coupon barrier level for such underlying, which, if the securities have not been redeemed, is the value at or above which such underlying must close on the observation dates in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which, if the securities have not been redeemed prior to maturity, is the value at or above which the underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the observation dates, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level, coupon barrier level and downside threshold level for each underlying, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and whether you receive any previously unpaid contingent quarterly coupons. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of any

January 2023  Page 17

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

underlying in the event of a market disruption event or discontinuance of the MXEF Index, the SX5E Index or the share underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Market disruption event,” “—Postponement of the final observation date,” “—Discontinuance of the MXEF Index or the SX5E Index; alteration of method of calculation,” “—Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of

January 2023  Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent quarterly coupons, each underlying must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 71% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent quarterly coupons, or any previously unpaid coupons, and that you will suffer a significant loss on your investment.

￭There are risks associated with investments in securities linked to the value of foreign equity (and especially emerging markets) securities. The EURO STOXX 50® Index and the MSCI Emerging Markets IndexSM, two of the underlyings, are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The securities are subject to currency exchange rate risk. Because the level of the MSCI Emerging Markets IndexSM is related to the U.S. dollar value of stocks underlying such underlying index and because the price of the GDX Shares is related to the U.S. dollar value of stocks underlying the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect the currencies in which the component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region. Further, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country. The net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component

January 2023  Page 19

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

securities of the MSCI Emerging Markets IndexSM or the share underlying index, the level of the MSCI Emerging Markets IndexSM or the GDX Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the MSCI Emerging Markets IndexSM and the share underlying index and the United States and other countries important to international trade and finance.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the GDX Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the GDX Shares. However, the calculation agent will not make an adjustment for every event that could affect the GDX Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the GDX Shares or the index tracked by the GDX Shares could adversely affect the value of the securities. The investment adviser to the VanEck Vectors® Gold Miners ETF, VanEck Associates Corporation (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the securities composing the VanEck Vectors® Gold Miners ETF. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities. ICE Data Indices, LLC (“IDI”) is responsible for calculating and maintaining the NYSE Arca Gold Miners Index. IDI may add, delete or substitute the securities constituting the NYSE Arca Gold Miners Index or make other methodological changes that could change the level of the NYSE Arca Gold Miners Index. IDI may discontinue or suspend calculation or publication of the NYSE Arca Gold Miners Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued NYSE Arca Gold Miners Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities.

￭The performance and market price of the GDX Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the GDX Shares. The GDX Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the GDX Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of GDX Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the GDX Shares may impact the variance between the performances of GDX Shares and the share underlying index. Finally, because the shares of the GDX Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the GDX Shares may differ from the net asset value per share of the GDX Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the GDX Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the GDX Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the GDX Shares, and their ability to create and redeem shares of the GDX Shares may be disrupted. Under these circumstances, the market price of shares of the GDX Shares may vary substantially from the net asset value per share of the GDX Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the GDX Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per

January 2023  Page 20

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

share of the GDX Shares. Any of these events could materially and adversely affect the price of the shares of the GDX Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the GDX Shares on the final observation date, even if the GDX Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the GDX Shares.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invest in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invest to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭Adjustments to the MXEF Index or the SX5E Index could adversely affect the value of the securities. The publisher of each of the MXEF Index and the SX5E Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of each the MXEF Index and the SX5E Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time

January 2023  Page 21

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the respective coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

January 2023  Page 22

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

MSCI Emerging Markets IndexSM Historical Performance

The following graph sets forth the daily closing values of the MXEF Index for the period from January 1, 2018 through January 26, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the MXEF Index for each quarter for the period from January 1, 2018 through January 26, 2023. The closing value of the MXEF Index on January 26, 2023 was 1,052.46. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The MXEF Index has at times experienced periods of high volatility, and you should not take the historical values of the MXEF Index as an indication of its future performance. No assurance can be given as to the closing level of the MXEF Index during any observation period, including on the final observation date.

MXEF Index Daily Closing Values January 1, 2018 to January 26, 2023

* The black solid line indicates both the coupon barrier level and the downside threshold level, each of which is 71% of the initial level.

January 2023  Page 23

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

MSCI Emerging Markets IndexSM	High	Low	Period End
2018
First Quarter	1,273.07	1,142.85	1,170.88
Second Quarter	1,184.13	1,046.71	1,069.52
Third Quarter	1,092.36	1,003.33	1,047.91
Fourth Quarter	1,046.40	934.80	965.78
2019
First Quarter	1,070.95	949.57	1,058.13
Second Quarter	1,096.39	984.81	1,054.86
Third Quarter	1,064.63	960.81	1,001.00
Fourth Quarter	1,118.61	989.20	1,114.66
2020
First Quarter	1,146.83	758.20	848.58
Second Quarter	1,014.62	827.26	995.10
Third Quarter	1,121.60	1,001.08	1,082.00
Fourth Quarter	1,291.26	1,081.71	1,291.26
2021
First Quarter	1,444.93	1,288.42	1,316.43
Second Quarter	1,390.85	1,292.78	1,374.64
Third Quarter	1,368.22	1,220.78	1,253.10
Fourth Quarter	1,301.13	1,190.08	1,232.01
2022
First Quarter	1,267.34	1,026.77	1,141.79
Second Quarter	1,161.65	987.82	1,000.67
Third Quarter	1,016.83	873.29	875.79
Fourth Quarter	984.26	842.76	956.38
2023
First Quarter (through January 26, 2023)	1,052.46	956.12	1,052.46

The “MSCI Emerging Markets IndexSM” is a trademark of MSCI. For more information, see “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

January 2023  Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

VanEck Vectors® Gold Miners ETF Historical Performance

The following graph sets forth the daily closing prices of the GDX Shares for the period from January 1, 2018 through January 26, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the GDX Shares for each quarter for the period from January 1, 2018 through January 26, 2023. The closing price of the GDX Shares on January 26, 2023 was $32.76. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The GDX Shares have at times experienced periods of high volatility, and you should not take the historical prices of the GDX Shares as an indication of its future performance. No assurance can be given as to the closing level of the GDX Shares during any observation period, including on the final observation date.

GDX Shares Daily Closing Prices January 1, 2018 to January 26, 2023

* The black solid line indicates both the coupon barrier level and the downside threshold level, each of which is 71% of the initial level.

January 2023  Page 25

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

VanEck Vectors® Gold Miners ETF (CUSIP: 92189F106)	High ($)	Low ($)	Period End ($)
2018
First Quarter	24.60	21.27	21.98
Second Quarter	23.06	21.81	22.31
Third Quarter	22.68	17.57	18.52
Fourth Quarter	21.09	18.39	21.09
2019
First Quarter	23.36	20.31	22.42
Second Quarter	26.17	20.17	25.56
Third Quarter	30.95	24.58	26.71
Fourth Quarter	29.49	26.19	29.28
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47
Fourth Quarter	34.90	29.33	32.03
2022
First Quarter	38.91	29.30	38.35
Second Quarter	40.87	27.38	27.38
Third Quarter	28.16	21.86	24.12
Fourth Quarter	30.04	22.68	28.66
2023
First Quarter (through January 26, 2023)	33.27	29.66	32.76

January 2023  Page 26

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2018 through January 26, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter for the period from January 1, 2018 through January 26, 2023. The closing value of the SX5E Index on January 26, 2023 was 4,173.98. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance. No assurance can be given as to the closing level of the SX5E Index during any observation period, including on the final observation date.

SX5E Index Daily Closing Values January 1, 2018 to January 26, 2023

* The black solid line indicates both the coupon barrier level and the downside threshold level, each of which is 71% of the initial level.

January 2023  Page 27

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter (through January 26, 2023)	4,174.34	3,856.09	4,173.98

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months
Underlying index publisher:	With respect to the MXEF Index, MSCI Inc., or any successor thereof. With respect to the SX5E Index, STOXX Limited, or any successor thereof.
Share underlying index:	NYSE Arca Gold Miners Index
Share underlying index publisher:	ICE Data Indices, LLC, or any successor thereof
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent quarterly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent quarterly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the MXEF Index or the SX5E Index; alteration of method of calculation” and “Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to each of the MXEF Index and the SX5E Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading day:

With respect to the GDX Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Index closing value:

With respect to the MXEF Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the MXEF Index, or any successor index (as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the MXEF Index will be based on the alternate calculation of the MXEF Index as described under “Discontinuance of an underlying index; alteration of method of calculation” below. The closing value of the MXEF Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the MXEF Index published by the underlying

January 2023  Page 29

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

index publisher for such underlying index.

With respect to the SX5E Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index as defined under “Discontinuance of an underlying index; alteration of method of calculation” below, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the SX5E Index, as determined by the calculation agent. In certain circumstances, the index closing value for the SX5E Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Closing price:

Subject to the provisions set out under “Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” below, the closing price for one share of the GDX Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if the GDX Shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the GDX Shares (or any such other security) are listed,

(ii)if the GDX Shares (or any such other security) are securities of the Nasdaq, the official closing price of the GDX Shares published by the Nasdaq on such day, or

(iii)if the GDX Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the GDX Shares.

If the GDX Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the GDX Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the GDX Shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the GDX Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the GDX Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” below.

Market disruption event:

With respect to each of the MXEF Index and the SX5E Index, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i)

January 2023  Page 30

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the MXEF Index or the SX5E Index, if trading in a security included in such underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying shall be based on a comparison of (x) the portion of the value of such underlying attributable to that security relative to (y) the overall value of such underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the MXEF Index or the SX5E Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the GDX Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of the GDX Shares on the primary market for the GDX Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the GDX Shares as a result of which the reported trading prices for the GDX Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the GDX Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for the GDX Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c)the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the share underlying index or the GDX Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the GDX Shares by the

January 2023  Page 31

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the GDX Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the GDX Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the GDX Shares, see “Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” below.

Relevant exchange:

With respect to the MXEF Index and the SX5E Index or their respective successor indices, the share underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of the final observation date:

The final observation date is subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any underlying occurs on the final observation date, or if the final observation date is not an index business day with respect to the MXEF Index or the SX5E Index or a trading day with respect to the GDX Shares, the index closing value or the closing price, as applicable, solely for such underlying for such date will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that the final level for any underlying will not be determined on a date later than the fifth scheduled index business day or trading day, as applicable, after the final observation date and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the calculation agent will (i) if the affected underlying is the MXEF Index or the SX5E Index, determine the index closing value of such underlying on such date in accordance with the formula for calculating such underlying last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying, and (ii) if the affected underlying is the GDX Shares, determine the closing price of the GDX Shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the GDX Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date and redemption dates):

If any scheduled coupon payment date, applicable redemption date or the maturity date is not a business day, that contingent quarterly coupon, if any, redemption payment, if applicable, or payment at maturity shall be paid on the next succeeding business day; provided that if, due to a market disruption event or otherwise, the final observation date with respect to any underlying is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date shall be postponed to the second business day following the final observation date as postponed, by which date the index closing value or closing price, as applicable, of each underlying has been determined. In any of these cases, no adjustment shall be made to any payment made on a postponed date.

Discontinuance of the MXEF Index or the SX5E Index; alteration of method of calculation:

If any underlying index publisher discontinues publication of the relevant underlying and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the relevant underlying at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial level, coupon barrier level and downside threshold level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

January 2023  Page 32

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

If any underlying index publisher discontinues publication of the relevant underlying or a successor index prior to, and such discontinuance is continuing on, any relevant date of calculation and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying for such date. The index closing value of such underlying or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying may adversely affect the value of the securities.

If at any time, the method of calculating any underlying or any successor index, or the value thereof, is changed in a material respect, or if any underlying or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying or such successor index, as adjusted. Accordingly, if the method of calculating any underlying or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of such underlying or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation:

If trading in the GDX Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the VanEck Vectors® Gold Miners ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the GDX Shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the GDX Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the GDX Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the GDX Shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any relevant date of calculation, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the GDX Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith

January 2023  Page 33

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to the GDX Shares shall be adjusted as follows:

If the GDX Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the GDX Shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the GDX Shares.

No adjustment to the adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any adjustment factor or method of calculating an adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

January 2023  Page 34

Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be by us used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the GDX Shares, in stocks constituting the MXEF Index, the SX5E Index or the share underlying index, in futures and/or options contracts on the GDX Shares, the MXEF Index, the SX5E Index, the share underlying index or their component stocks listed on major securities markets. Such purchase activity could increase the initial level of an underlying, and, as a result, could increase (i) the coupon barrier level for such underlying, which, if the securities have not been redeemed, is the level at or above which such underlying must close on each index business day and trading day during the applicable observation period in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on any index business day or trading day during the term of the securities, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $17.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent quarterly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlyings in the open market to stabilize

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due February 4, 2025
Payments on the Securities Based on the Worst Performing of the MSCI Emerging Markets IndexSM, the VanEck Vectors® Gold Miners ETF and the EURO STOXX 50® Index
Principal at Risk Securities

the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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